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                                  Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in this Amendment No. 1 registration statement on Form S-3 pertaining to AirTouch Communications, Inc., of our report dated January 30, 1995 on our audit of the consolidated financial statements of CMT Partners included in the Annual Report (Form 10-K) of AirTouch Communications, Inc. for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.


San Francisco, California
November 20, 1995